UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2017

____________________

GRAY TELEVISION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Georgia (State or Other Jurisdiction of Incorporation)	001-13796 (Commission File Number)	58-0285030 (IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, GA 30319 (Address of Principal Executive Office)

Registrant’s telephone number, including area code (404) 504 - 9828

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 20, 2017, Gray Television, Inc. (the “Company”) issued a press release (the “Press Release”) disclosing, among other things, updates to certain previously announced guidance for the three months ended December 31, 2016. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated into this Item 2.02 by reference.

The information set forth under this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2017, the compensation committee of the board of directors of the Company (the “Compensation Committee”) adopted an updated annual incentive compensation program for the Company’s executive officers to be effective beginning with 2017. The updated annual incentive compensation program is structurally the same as the Company’s prior annual incentive compensation program, providing defined quantitative metrics and, beginning with 2017, qualitative goals and objectives against which the Company’s or executive officers’, as applicable, performance is to be measured. Such metrics may vary from year to year, but will generally be chosen from those the Compensation Committee deems appropriate to motivate the Company’s executive officers towards the achievement of performance objectives that are in the Company’s best interests. In light of the changes to the metrics in the updated program, the weighting of total incentive opportunity assigned to each of the performance metrics has been updated as follows: 15% for revenue goals, 15% for net operating profit goals, 30% for broadcast cash flow goals and 40% for qualitative goals. Beginning with 2017, the threshold and maximum performance goals will range from 80% to 110% of the target performance. Payouts are determined formulaically, defining threshold, target and maximum performance levels based on multiples of base salary, thereby limiting the maximum annual incentive payout for each executive officer. As a part of the incentive plan structure, the Compensation Committee retains the discretion to adjust any amount that would have been payable based on the achievement of the pre-established metrics, or to make other discretionary cash bonus payments, in either case, based upon the Company's or an individual officer’s performance.

Also on January 18, 2017, in recognition of, among other things, the exceptional efforts and contributions made by the executive officers during 2016 in continuing to execute on the Company’s growth strategy despite unexpected challenges in the political advertising environment, in further strengthening the Company’s balance sheet, and in delivering continued strong performance in total shareholder return over the long term, the Compensation Committee approved for payment one-time discretionary cash incentive compensation awards to the following executive officers: Hilton H. Howell, Jr., President, Chief Executive Officer and Chairman ($2,488,900), James C. Ryan, Executive Vice President and Chief Financial Officer ($716,130) and Kevin P. Latek, Executive Vice President and Chief Legal and Development Officer ($870,014). No payments will be payable or made under the annual incentive compensation program for 2016 to the executive officers.

Item 7.01. Financial Regulation FD Disclosure.

The Press Release also announced that the Company is proposing, subject to market and other conditions, to refinance and extend the maturity date of its revolving credit facility and term loan under its existing senior credit facility. The Press Release attached hereto as Exhibit 99.1 is incorporated into this Item 7.01 by reference.

The information set forth under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
99.1	Press release, dated January 20, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC.

Date: January 20, 2017	By:	/s/ James C. Ryan
James C. Ryan Executive Vice President and Chief Financial Officer

EXHIBIT index

Exhibit No.	Description
99.1	Press release, dated January 20, 2017